UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2012

EDISON MISSION ENERGY

(Exact name of registrant as specified in its charter)

DELAWARE	333-68630	95-4031807
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

3 MacArthur Place, Suite 100

Santa Ana, California  92707

(Address of principal executive offices, including zip code)

714-513-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. Edison Mission Energy (“EME”) has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside EME’s control. EME has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read with EME’s Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent Quarterly Reports on Form 10-Q.

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2012, EME and its parent Edison International (“EIX”) and certain of EME’s senior unsecured noteholders (the “Noteholders”) entered into a Transaction Support Agreement (the “Support Agreement”), pursuant to which each party agrees to support approval of certain transactions by the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the “Bankruptcy Court”).

Under the Support Agreement each party agrees that:

•                  Within 150 days of the commencement of a case by EME under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), EME will seek authority from the Bankruptcy Court to enter into a settlement transaction with EIX and certain of the Noteholders (the “Settlement Transaction”).

•                  Under the Settlement Transaction, certain claims between EIX, EME, and the Noteholders who have signed the Support Agreement will be released in accordance with the terms of the Support Agreement, which provides, among other things, that the release will be effective upon Bankruptcy Court approval of the Settlement Transaction but subject to revocation before the effective date of a plan of reorganization under Chapter 11 of the Bankruptcy Code.

•                  Upon court approval of the Settlement Transaction and the release contained therein, the tax allocation agreements with respect to EME will be extended through the earlier of the effective date of a plan of reorganization with respect to EME, or December 31, 2014.

•                  If the Bankruptcy Court does not approve the Settlement Transaction and release described above by July 15, 2013, the Support Agreement is subject to termination.

•                  EME and EIX will continue to provide ongoing shared services to each other in the ordinary course, consistent with the same terms and conditions on which those services have been provided in the past, and EME and EIX will continue to compensate each other for these shared services.

•                  EIX will cease to own EME when EME emerges from bankruptcy pursuant to a Chapter 11 plan of reorganization.

•                  Upon effectiveness of EME’s Chapter 11 plan of reorganization, EIX will assume approximately $200 million of EME’s employee retirement related liabilities, which is the estimated unfunded benefit obligation as of December 31, 2014.

•                  Prior to consummation of the Settlement Transaction and release contained therein, EME may terminate the Support Agreement and consider any alternative transaction in accordance with its fiduciary duties.

Under the Support Agreement, EME and the Noteholders party thereto agree that, among other things:

•                  EME will pay the reasonable and documented fees and expenses of the professional advisors to the Noteholders in connection with the Settlement Transaction described above.

•                  EME will consult with the professional advisors to the Noteholders regarding material decisions during the pendency of its Chapter 11 case.

•                  EME, subject to the reasonable consent of the Noteholders, may make material capital expenditures or payments with respect to the Powerton Generating Station, in Pekin, Illinois, and Units 7 and 8 of the Joliet Generating Station, in Joliet Illinois, which facilities are leased by EME’s subsidiary Midwest Generation, LLC pursuant to a leveraged lease.

The foregoing summary of the Support Agreement, including the exhibits attached thereto, is qualified in its entirety by reference to the complete text of the Support Agreement, including the exhibits attached thereto, which is attached hereto as Exhibit 10.1, and which is incorporated by reference herein.

Item 1.03 Bankruptcy or Receivership.

On December 17, 2012, EME and sixteen of its wholly-owned domestic subsidiaries listed on Exhibit 99.1, which is incorporated by reference herein (collectively, the “Debtor Entities”), filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court (the “Chapter 11 Cases”).

The Debtor Entities are seeking joint administration of the Chapter 11 Cases for procedural purposes only.  As of the filing of this report, however, the Bankruptcy Court has not assigned case numbers to the Chapter 11 Cases.

The Debtor Entities will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. In order to assure ordinary course operations, the Debtor Entities are seeking approval from the Bankruptcy Court for a variety of “First Day” motions, including authority to pay employees and vendors in the ordinary course, authority to maintain bank accounts, and other customary relief. No assurance can be given that these motions will be granted.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases constitutes an event of default, or otherwise triggered repayment obligations, under the terms of certain instruments and agreements relating to direct financial obligations of certain of the Debtor Entities or obligations under off-balance sheet arrangements of the Debtor Entities (the “Debt Documents”), including, without limitation, the following:

•                  Promissory Notes issued under the Indenture dated as of June 6, 2006, and under the First and Second Supplemental Indentures thereto (as amended, modified, waived or supplemented through the date hereof), between EME and Wells Fargo Bank, N.A., as trustee, in the outstanding aggregate principal amount of $1 billion.

•                  Promissory Notes issued under the Indenture dated as of May 7, 2007 (as amended, modified, waived, or supplemented through the date hereof, by and among EME and Wells Fargo Bank, N.A., as trustee, in the outstanding aggregate principal amount of $2.7 billion.

•                  Promissory Notes by EME to its indirect subsidiary, Midwest Generation, LLC, in the outstanding principal amount of $1.323 billion.

As a result of such an event of default or triggering event, all obligations under the Debt Documents, by the terms of the Debt Documents, have become due and payable, subject to the provisions of the Bankruptcy Code. EME believes that any efforts to enforce such payment obligations against the Debtor Entities are stayed as a result of the filing of the Chapter 11 Cases, and the creditors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01 Regulation FD Disclosure.

EME and EIX entered into non-disclosure agreements with certain of the Noteholders and the Noteholders’ financial advisor, Houlihan Lokey (“HL”), and legal advisors, Ropes & Gray LLP (“RG”) and Bruder Gentile & Marcoux LLP (together with HL and RG, the “Noteholder Advisors”), for the purpose of engaging in discussions with the Noteholder Advisors and EIX regarding potential consensual restructuring transactions of EME.  These discussions culminated in the signing of the Support Agreement among EME, EIX, and the Noteholders.  In connection with these discussions, EME provided the Noteholder Advisors certain confidential information which the Noteholder Advisors have, in turn, incorporated into various analyses that the Noteholder Advisors provided to the Noteholders.  Pursuant to the non-disclosure agreements, EME agreed to publicly disclose this confidential information as well as information about the discussions between EIX, EME and the Noteholder Advisors.  As a result, EME is furnishing the information set out in this Item 7.01 and in Exhibit 99.3 hereto.

The information in this item is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by EME or any related entity under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein. By filing this Current Report on Form 8-K and furnishing this information, EME makes no admission as to the materiality of any information in Item 7.01 of this report.

The illustrative projected cash flow information furnished as part of Exhibit 99.3 was prepared by HL based on diligence material provided to it by EME and contains forward-looking statements based on information available as of the date the presentation was prepared. These forward-looking statements are subject to a significant amount of uncertainty, in particular regarding the costs of purchasing and installing emissions control equipment, as well as power prices and revenues over the indicated time periods.  Factors both within and outside the control of EME will affect the accuracy of this forward-looking information.  Furthermore, the information is a high-level summary only and is subject to assumptions, qualifications and performance criteria not otherwise described in the information presented.

Documents filed in connection with the Chapter 11 Cases (other than documents filed under seal or otherwise subject to confidentiality provisions) will be accessible at the Bankruptcy Court’s Internet site, http://ecf.ilnd.uscourts.gov.  The information set forth on this website shall not be deemed to be a part of or incorporated by reference into this Current Report on Form 8-K.

Item 8.01 Other Events.

On December 17, 2012, EME issued a press release with respect to the Chapter 11 Cases.  A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1        Transaction Support Agreement dated as of December 16, 2012 by and among Edison Mission Energy, Edison International and the Noteholders thereto.

99.1        List of Debtor Entities.

99.2        Press release dated December 17, 2012.

99.3        Houlihan Lokey Presentation to Senior Noteholders, dated December 14, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edison Mission Energy

Date:	December 17, 2012	/s/ Maria Rigatti
MARIA RIGATTI
Senior Vice President and Chief Financial Officer